UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 28, 2015
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THE WESTERN UNION COMPANY
(Exact name of registrant as specified in its charter)
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Delaware	001-32903	20-4531180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12500 East Belford Avenue Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

(866) 405-5012
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
_______________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On July 28, 2015, Paymap, Inc., a subsidiary of The Western Union Company (the “Company”), and the Consumer Financial Protection Bureau (the “CFPB”) reached a settlement agreement regarding Paymap’s marketing of its Equity Accelerator® service. Under the terms of the agreement, Paymap will pay approximately $33.4 million in restitution to impacted consumers who enrolled in Paymap’s Equity Accelerator service between July 2011 and July 2015. In addition, Paymap has agreed to pay $5.0 million in civil money penalties. The CFPB previously claimed that certain aspects of the marketing of Paymap’s Equity Accelerator service violated the Consumer Financial Protection Act’s prohibition against unfair, deceptive, and abusive acts and practices. Paymap agreed to resolve the matter without admitting or denying the CFPB’s allegations.

The Company expects to record a non-recurring pre-tax charge of $35.3 million in its second quarter earnings ($24.2 million after tax). The Company had partially reserved for this matter in previous periods.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 28, 2015	THE WESTERN UNION COMPANY

	By:	/s/ JOHN R. DYE
	Name:	John R. Dye
	Title:	Executive Vice President, General Counsel and Secretary